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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

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                                  FORM 8-K/A

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported)  March 30, 2001


                             COMMUNITY BANKS, INC.
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            (Exact Name of Registrant as Specified in its Charter)

                           Pennsylvania  23-2251762
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               (State or other jurisdiction of incorporation or
             organization and (I.R.S. Employer Identification No.

                                    0-15786
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                                  (Commission
                                 file number)


             150 Market Street, Millersburg, Pennsylvania   17061
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              (Address of Principal Executive Offices)(zip code)


                                (717) 692-4781
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         (Telephone number, including area code, of agent for service)


                                Not Applicable
                          --------------------------
             (Former name, former address and former fiscal year,
                         if changed since last report)
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     The purpose of this 8-K/A is to amend the 8-K that the Registrant filed on
April 3, 2001 to report the acquisition of The Glen Rock State Bank by Registrant on March 30, 2001.

Item 2.   Acquisition or Disposition of Assets.

          On March 30, 2001 (the "Effective Date") Registrant acquired The Glen Rock State Bank ("Glen Rock") and immediately merged it into The Peoples State Bank, a wholly owned banking subsidiary of Registrant. The merger was effected pursuant to the Agreement and Plan of Merger dated November 7, 2000 (the "Merger Agreement") between Registrant and Glen Rock.

          Pursuant to the terms of the Merger Agreement, on the Effective Date, each share of Glen Rock common stock, par value of $2.00, issued and outstanding was converted into the right to receive 0.900 shares of the Registrant's common stock, $5.00 par value, as determined by the Merger Agreement.

          As a result of the Merger, approximately 1,339,000 shares of Glen Rock outstanding common stock will be exchanged for approximately 1,205,000 shares of common stock of Registrant. The remaining shares of Glen Rock outstanding common stock which represented fractional shares will be exchanged for cash in the amount of $21.12 per share. Funds needed to pay the cash portion of the purchase price were obtained internally by liquidation of short-term investments. The total consideration associated with the Merger, based on the amount of cash consideration and the closing price of Registrant's stock on March 30, 2001, approximated $25,400,000.

          Registrant has sent to each person who on the Effective Date was a holder of record of Glen Rock common stock transmittal materials and instructions for surrendering certificates for Glen Rock common stock in exchange for the number of whole shares of Registrant's common stock to which such person is entitled pursuant to the exchange ratio. No certificates for fractional shares of Registrant's common stock will be issued. Registrant will furnish to any holder of common stock entitled to a fractional share a check for an amount of cash equal to the fraction of a share of Registrant's common stock represented by the certificates so surrendered in accordance with the exchange ratio.

          There were no relationships, materials or otherwise, between Glen Rock and the Registrant or any of the Registrant's affiliates or any director or officer of the Registrant or any associate of any such director or officer prior to the Effective Date. In accordance with the Merger Agreement, the Directors of Glen Rock were named to the Board of Directors of The Peoples State Bank.

          For additional information regarding the Merger and the Merger Agreement, reference is made to the Registrant's Registration Statement No. 33-53822 on Form S-4/A dated February 8, 2001 (the "Registration Statement").

Item 7.   Financial Statements and Exhibits.

          (a) Glen Rock's audited financial statements as of and for the years ended December 31, 1999 and December 31, 2000 are attached hereto as Exhibit
99.1. Its audited financial statements for each of the years ended December 31, 1998 and December 31, 1997 were included in the Registration Statement, which Registrant incorporates by reference herein.

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          (b)   A pro forma condensed balance sheet of Registrant as of December
31, 2000, which assumes that the merger of Glen Rock into The Peoples State Bank ("Merger") was consummated on December 31, 2000, is attached hereto as Exhibit
99.2. A pro forma condensed statement of income for Registrant for the year ended December 31, 2000, which was prepared as if the Merger had been consummated on January 1, 2000, is attached hereto as Exhibit 99.3.

          (c)   Exhibits

                2. The November 7, 2000 Agreement and Plan of Merger by and among the Registrant, The Peoples State Bank and The Glen Rock State Bank was attached as Appendix A to the Registrant's February 8, 2001 Registration Statement on Form S-4/A (File No. 33-53822), which is incorporated by reference herein.

                23.1    The consent of Stambaugh Ness, P.C. is attached as
Exhibit 23.1.

                23.2    The consent of Beard Miller Company LLP is attached as
Exhibit 23.2.

                99.1 Glen Rock's Audited Financial Statements for years ended December 31, 2000 and December 31, 1999.

                99.2 Registrant's pro forma condensed balance sheet as of December 31, 2000.

                99.3 Registrant's pro forma condensed statement of income for the year ended December 31, 2000.



                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Community Banks, Inc.
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                                             (Registrant)


     Date: June 4, 2001           By:   /s/ Terry L. Burrows
          ---------------------         --------------------------------
                                        Terry L. Burrows, Executive Vice
                                        President, Chief Financial Officer

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